PRESS RELEASE

Occidental Announces 4th Quarter 2023 Results

•Strong operational performance drove operating cash flow of $3.2 billion and cash flow from operations before working capital of $2.5 billion
•Capital spending of $1,544 million and contributions from noncontrolling interest of $98 million, resulting in quarterly free cash flow before working capital of $1.1 billion
•Total company production of 1,234 Mboed exceeded the mid-point of guidance by 8 Mboed, overcoming a third-party outage in eastern Gulf of Mexico
•OxyChem exceeded guidance with pre-tax income of $250 million
•Earnings per diluted share of $1.08 and adjusted earnings per diluted share of $0.74
•Worldwide year-end proved reserves of 4.0 billion BOE with reserves replacement of 137%
•Increased quarterly dividend by 22% to $0.22 per share
•Announced cash flow accretive acquisition of CrownRock, strengthening Occidental's U.S. onshore portfolio with premier Permian Basin assets
•Closed acquisition of Carbon Engineering, enabling cost and capital efficiencies and the ability for Occidental to catalyze broader partnerships for Direct Air Capture deployment

HOUSTON — February 14, 2023 — Occidental (NYSE: OXY) today announced net income attributable to common stockholders for the fourth quarter of 2023 of $1.0 billion, or $1.08 per diluted share, and adjusted income attributable to common stockholders of $710 million, or $0.74 per diluted share.

"Our teams performed exceptionally well during the fourth quarter of 2023, concluding another year of operational excellence across all three business segments," said President and Chief Executive Officer Vicki Hollub. "We are continuing to focus on delivering long-term value for our shareholders through the 22% increase in our dividend and strategic transactions to high-grade our domestic portfolio and advance our low-carbon initiatives, including the closing of the Carbon Engineering acquisition."

Fourth quarter after-tax items affecting comparability of $319 million were primarily comprised of an after-tax fair value gain of $283 million related to the acquisition of Carbon Engineering.

QUARTERLY RESULTS
Oil and Gas
Oil and gas pre-tax income for the fourth quarter of 2023 was $1.6 billion, compared to pre-tax income of $2.0 billion for the third quarter of 2023. Excluding items affecting comparability, fourth quarter oil and gas income declined from the prior quarter due to lower domestic crude oil prices and higher lease operating expenses. For the fourth quarter of 2023, average WTI and Brent marker prices were $78.32 per barrel and $82.69 per barrel, respectively. Average worldwide realized crude oil prices decreased by approximately 2% from the prior quarter to $78.85 per barrel. Average worldwide realized NGL prices decreased by less than 1% from the prior quarter to $20.93 per barrel.

Average domestic realized gas prices decreased by approximately 2% from the prior quarter to $1.88 per thousand cubic feet (Mcf).

Total average global production of 1,234 thousand barrels of oil equivalent per day (Mboed) for the fourth quarter exceeded the midpoint of guidance by 8 Mboed, overcoming a third-party outage in the eastern Gulf of Mexico. Rockies & Other Domestic and International average daily production volumes exceeded guidance at 285 Mboed and 234 Mboed, respectively, and Permian came in above the midpoint of guidance at 588 Mboed. Average daily production for the Gulf of Mexico for the fourth quarter was 127 Mboed.

Oil and Gas Proved Reserves
As of December 31, 2023, Occidental's worldwide proved reserves totaled 4.0 billion barrels of oil equivalent (BOE), compared to 3.8 billion BOE as of December 31, 2022. Proved reserve additions were mainly driven by positive revisions associated with infill development projects of 303 million BOE, primarily in the DJ and Permian Basins, and extensions and discoveries of 153 million BOE, mostly in the Permian Basin. The 2023 Reserves Replacement - All-In was 137% and the three-year average Reserves Replacement - All-In for 2021 to 2023 was 183%. Finding and development (F&D) All-In and F&D - Organic costs for 2023 were $9.68 per BOE and $9.27 per BOE, respectively. The three-year average F&D All-In and F&D - Organic costs for 2021 to 2023 were $5.72 per BOE and $5.08 per BOE, respectively.

OxyChem
OxyChem pre-tax income of $250 million for the fourth quarter of 2023 exceeded guidance. Compared to third quarter of 2023 income of $373 million, the decrease in fourth quarter income was driven primarily by higher plant operating costs and raw materials costs, primarily ethylene, partially offset by advantageous commercial thresholds triggered in the fourth quarter. During the fourth quarter of 2023, a planned total complex outage for maintenance was completed at OxyChem's Ingleside, Texas manufacturing complex, which restricted both segment production and sales volumes. The facility restarted in December and is operating at full capacity.

Midstream and Marketing
Midstream and marketing pre-tax results for the fourth quarter of 2023 reflected income of $182 million, compared to a loss of $130 million for the third quarter of 2023. WES equity method investment income for the fourth quarter was $149 million. Excluding items affecting comparability, the decrease in midstream and marketing pre-tax fourth quarter results, compared to the third quarter, reflected lower crude margins due to the timing impact of crude sales in the marketing business, lower income from the power generation business due to seasonal pricing impact, partially offset by higher gas margins resulting from wider WAHA to Gulf Coast spreads in the marketing business and improved sulfur pricing at Al Hosn.

Supplemental Non-GAAP Measures
This press release refers to adjusted income (loss), cash flow from operations before working capital, capital expenditures, net of noncontrolling interest and free cash flow, which are supplemental measures not calculated in accordance with generally accepted accounting principles in the United States (GAAP). These Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to the comparable GAAP financial measures.

Definitions of adjusted income (loss) and a reconciliation to net income (loss), along with cash flow from operations before working capital, capital expenditures, net of noncontrolling interests and free cash flow and a reconciliation to the comparable GAAP financial measures, are included in the financial schedules of this press release. Occidental’s definition of adjusted income (loss), cash flow from operations before working capital, capital expenditures, net of noncontrolling interest and free cash flow may differ from similarly titled measures provided by other companies in our industry and as a result may not be comparable.

This press release also refers to F&D Costs and reserves replacement ratio, which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental's definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. F&D Costs - All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs - Organic is F&D Costs - All-In excludes both the property acquisition costs and purchase of minerals in place, and F&D Costs - Program Additions further excludes price and other revisions that are not infills. Reserves Replacement - All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves Replacement - Organic is Reserves Replacement - All-In excludes purchases and sales of minerals in place for the year. Reserves Replacement - Program Additions further excludes price and other revisions that are not infills.

About Occidental
Occidental is an international energy company with assets primarily in the United States, the Middle East and North Africa. We are one of the largest oil and gas producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon management to advance a lower-carbon world. Visit oxy.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” "commit," "advance," “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release unless an earlier date is specified. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Actual outcomes or results may differ from anticipated results, sometimes materially. Forward-looking and other statements regarding Occidental's sustainability efforts and aspirations are not an indication that these statements are necessarily material to investors or require disclosure in Occidental's filings with the U.S. Securities and Exchange Commission (SEC). In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future, including future rulemaking. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings or future increases in interest rates; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; the scope and duration of global or regional health pandemics or epidemics, and actions taken by government authorities and other third parties in connection therewith; results from operations and competitive conditions; future impairments of Occidental's proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental's ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects; Occidental's ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures, including the CrownRock Acquisition; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions; government actions, war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events; health, safety and environmental (HSE) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, and deep-water and onshore drilling and permitting regulations; Occidental's ability to recognize intended benefits from its business strategies and initiatives, such as Occidental's low-carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals; potential liability resulting from pending or future litigation, government investigations and other proceedings; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the creditworthiness and performance of Occidental's counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation, and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates; and actions by third parties that are beyond Occidental's control.

Additional information concerning these and other factors that may cause Occidental's results of operations and financial position to differ from expectations can be found in Occidental’s other filings with the SEC, including Occidental’s 2023 Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	R. Jordan Tanner
713-497-2017	713-552-8811
eric_moses@oxy.com	investors@oxy.com

Occidental Petroleum Corporation
Fourth Quarter 2023
Earnings Release Schedules Index

Schedule # and Description

1.Summary Highlights
2.Items Affecting Comparability Detail
•Before Tax Allocations
•After Tax Allocations
3.Segment Results Before Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
4.Segment Results After Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
•Reconciliation - Diluted EPS
5.Consolidated Condensed Statements of Operations
6.Consolidated Condensed Balance Sheets
7.Consolidated Condensed Statements of Cash Flows
•Detail of Capital Expenditures and Depreciation, Depletion and Amortization
•Free Cash Flow (non-GAAP)
8.Oil & Gas Net Production Volumes Per Day
•MBOE/D
•By Commodity
9.Oil & Gas Net Sales Volumes Per Day and Realized Prices
•MBOE/D
•Realized Prices and Related Index Prices
10.Oil and Gas Metrics
11.Reserves Replacement and Multi-Year Data - Worldwide
12.Reserves Replacement and Multi-Year Data - United States Only
13.Total Proved Reserves
14.Proved Oil Reserves
15.Proved NGL Reserves
16.Proved Natural Gas Reserves
17.Costs Incurred

SCHEDULE 1
Occidental Petroleum Corporation
Summary Highlights

		2022					2023
Quarterly		Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Net Income ($ millions)
Reported income attributable to common stockholders		$4,676	$3,555	$2,546	$1,727	$12,504	$983	$605	$1,156	$1,029	$3,773
Reported EPS - Diluted ($/share)		$4.65	$3.47	$2.52	$1.74	$12.40	$1.00	$0.63	$1.20	$1.08	$3.90
Effective tax rate on reported income (loss) (%)		(58)%	25%	25%	20%	6%	27%	35%	24%	23%	27%

Adjusted income attributable to common stockholders (Non-GAAP)	(a)	$2,127	$3,240	$2,465	$1,600	$9,432	$1,069	$661	$1,134	$710	$3,574
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$2.12	$3.16	$2.44	$1.61	$9.35	$1.09	$0.68	$1.18	$0.74	$3.70
Effective tax rate on adjusted income (loss) (%)		25%	25%	26%	25%	25%	27%	31%	24%	30%	28%

Average Shares Outstanding - Reported & Adjusted Income
Basic (millions)		936.7	939.2	922.0	905.7	926.2	901.2	889.3	884.0	881.0	889.2
Diluted (millions)		997.7	1,018.3	1,002.5	990.5	1,002.0	975.3	958.8	958.2	950.1	960.9

Daily Production Volumes
Total US (MBOE/D)		896	919	944	987	937	1,014	990	997	1,000	1,000
US Oil (MBBL/D)		483	495	508	542	507	551	521	534	530	534
Worldwide Production (MBOE/D)		1,079	1,147	1,180	1,227	1,159	1,220	1,218	1,220	1,234	1,223
Worldwide Sales (MBOE/D)		1,074	1,150	1,179	1,230	1,159	1,214	1,222	1,222	1,230	1,222

Commodity Price Realizations
Worldwide oil ($/BBL)		$91.91	$107.72	$94.89	$83.64	$94.36	$74.22	$73.59	$80.70	$78.85	$76.85
Worldwide NGL ($/BBL)		$39.61	$42.04	$35.22	$26.35	$35.48	$24.41	$19.08	$21.04	$20.93	$21.32
Domestic gas ($/MCF)		$4.17	$6.25	$7.06	$4.45	$5.48	$3.01	$1.36	$1.92	$1.88	$2.04

Cash Flows ($ millions)
Operating cash flow before working capital (Non-GAAP)	(c)	$4,178	$5,148	$4,700	$4,109	$18,135	$3,153	$2,651	$3,339	$2,505	$11,648
Working capital changes		$(939)	$181	$(433)	$(134)	$(1,325)	$(283)	$419	$(210)	$734	$660
Operating cash flow		$3,239	$5,329	$4,267	$3,975	$16,810	$2,870	$3,070	$3,129	$3,239	$12,308
Capital expenditures, net of noncontrolling interest (Non-GAAP)	(c)	$(858)	$(972)	$(1,147)	$(1,520)	$(4,497)	$(1,461)	$(1,646)	$(1,619)	$(1,446)	$(6,172)

		2022					2023
Year-to-date		Mar	Jun	Sep	Dec		Mar	Jun	Sep	Dec
Net Income ($ millions)
Reported income attributable to common stockholders		$4,676	$8,231	$10,777	$12,504		$983	$1,588	$2,744	$3,773
Reported EPS - Diluted ($/share)		$4.65	$8.11	$10.64	$12.40		$1.00	$1.63	$2.83	$3.90
Effective tax rate on reported income (loss) (%)		(58)%	(7)%	3%	6%		27%	31%	27%	27%

Adjusted income attributable to common stockholders (Non-GAAP)	(a)	$2,127	$5,367	$7,832	$9,432		$1,069	$1,730	$2,864	$3,574
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$2.12	$5.29	$7.74	$9.35		$1.09	$1.78	$2.95	$3.70
Effective tax rate on adjusted income (loss) (%)		25%	25%	25%	25%		27%	29%	28%	28%

Average Shares Outstanding - Reported & Adjusted Income
Basic (millions)		936.7	933.8	933.0	926.2		901.2	895.6	891.9	889.2
Diluted (millions)		997.7	1,007.5	1,005.9	1,002.0		975.3	967.4	964.4	960.9

Daily Production Volumes
Total US (MBOE/D)		896	907	920	937		1,014	1,002	1,000	1,000
US Oil (MBBL/D)		483	489	495	507		551	535	535	534
Worldwide Production (MBOE/D)		1,079	1,113	1,136	1,159		1,220	1,219	1,219	1,223
Worldwide Sales (MBOE/D)		1,074	1,112	1,135	1,159		1,214	1,220	1,220	1,222

Commodity Price Realizations
Worldwide Oil ($/BBL)		$91.91	$100.10	$98.30	$94.36		$74.22	$73.91	$76.19	$76.85
Worldwide NGL ($/BBL)		$39.61	$40.90	$38.85	$35.48		$24.41	$21.67	$21.45	$21.32
Domestic Gas ($/MCF)		$4.17	$5.20	$5.83	$5.48		$3.01	$2.18	$2.09	$2.04

Cash Flows ($ millions)
Operating cash flows before working capital (Non-GAAP)	(c)	$4,178	$9,326	$14,026	$18,135		$3,153	$5,804	$9,143	$11,648
Working capital changes		$(939)	$(758)	$(1,191)	$(1,325)		$(283)	$136	$(74)	$660
Operating cash flow		$3,239	$8,568	$12,835	$16,810		$2,870	$5,940	$9,069	$12,308
Capital expenditures, net of noncontrolling interest (Non-GAAP)	(c)	(858)	(1,830)	(2,977)	(4,497)		(1,461)	(3,107)	(4,726)	(6,172)

(a) See schedule 3 for non-GAAP reconciliation.
(b) See schedule 4 for non-GAAP reconciliation.
(c) See schedule 7 for non-GAAP reconciliation.

SCHEDULE 2
Occidental Petroleum Corporation
Items Affecting Comparability Detail
(amounts in millions)

	2022					2023
Before Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Asset sales gains, net - Domestic	$125	$12	$10	$1	$148	$—	$—	$142	$—	$142
Asset sales gains, net - International	—	10	—	45	55	—	—	—	25	25
Legal settlement gain	—	—	—	—	—	26	—	—	—	26
Asset impairments - Domestic	—	—	—	—	—	—	(209)	—	—	(209)
Total Oil and Gas	125	22	10	46	203	26	(209)	142	25	(16)

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	—	—	—	—	—	—	—	—	—	—

Midstream & Marketing
Asset sales gains, net	—	—	62	36	98	—	—	51	—	51
Asset impairments and other charges (a)	—	—	—	—	—	(26)	—	(34)	—	(60)
Carbon Engineering fair value gain	—	—	—	—	—	—	—	—	283	283
Acquisition-related costs	—	—	—	—	—	—	—	—	(20)	(20)
Derivative gains (losses), net (a)	(198)	96	(84)	(73)	(259)	(8)	48	(81)	27	(14)
Total Midstream & Marketing	(198)	96	(22)	(37)	(161)	(34)	48	(64)	290	240

Corporate
Acquisition-related costs	(65)	(13)	(4)	(7)	(89)	—	—	—	(6)	(6)
Interest rate swap gains (losses), net	135	127	70	(15)	317	—	—	—	—	—
Maxus receivable valuation allowance adjustment	—	(22)	—	—	(22)	—	260	—	—	260
Early debt extinguishment	(18)	179	(18)	6	149	—	—	—	—	—
Total Corporate	52	271	48	(16)	355	—	260	—	(6)	254

Income tax impact of legal entity reorganization	2,594	—	—	123	2,717	—	—	—	—	—
Foreign entity reorganization tax benefit	—	—	42	—	42	—	—	—	—	—
Exploration license expiration tax benefit	—	13	10	—	23	—	—	—	—	—
State tax rate revaluation	(29)	—	—	—	(29)	—	—	—	10	10
Deferred taxes on Algeria contract renewal	—	—	—	—	—	—	(68)	3	—	(65)
Income tax impact on items affecting comparability	5	(87)	(7)	11	(78)	2	(22)	(17)	—	(37)
Preferred stock redemption premium	—	—	—	—	—	(80)	(65)	(42)	—	(187)
Total	$2,549	$315	$81	$127	$3,072	$(86)	$(56)	$22	$319	$199

	2022					2023
After Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Asset sales gains, net - Domestic	$98	$9	$8	$—	$115	$—	$—	$111	$—	$111
Asset sales gains, net - International	—	6	—	46	52	—	—	—	25	25
Legal settlement gain	—	—	—	—	—	20	—	—	—	20
Asset impairments - Domestic	—	—	—	—	—	—	(164)			(164)
Total Oil and Gas	98	15	8	46	167	20	(164)	111	25	(8)

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	—	—	—	—	—	—	—	—	—	—

Midstream & Marketing
Asset sales gains, net	—	—	49	28	77	—	—	40	—	40
Asset impairments and other charges (a)	—	—	—	—	—	(20)	—	(27)	—	(47)
Carbon Engineering fair value gain	—	—	—	—	—	—	—	—	283	283
Acquisition-related costs	—	—	—	—	—	—	—	—	(16)	(16)
Derivative gains (losses), net (a)	(155)	75	(66)	(57)	(203)	(6)	37	(63)	21	(11)
Total Midstream & Marketing	(155)	75	(17)	(29)	(126)	(26)	37	(50)	288	249

Corporate
Acquisition-related costs	(51)	(10)	(3)	(6)	(70)	—	—	—	(4)	(4)
Interest rate swap gains (losses), net	106	99	55	(12)	248	—	—	—	—	—
Maxus receivable valuation allowance adjustment	—	(17)	—	—	(17)	—	204	—	—	204
Early debt extinguishment	(14)	140	(14)	5	117	—	—	—	—	—
Total Corporate	41	212	38	(13)	278	—	204	—	(4)	200

Income tax impact of legal entity reorganization	2,594	—	—	123	2,717	—	—	—	—	—
Foreign entity reorganization tax benefit	—	—	42	—	42	—	—	—	—	—
Exploration license expiration tax benefit	—	13	10	—	23	—	—	—	—	—
State tax rate revaluation	(29)	—	—	—	(29)	—	—	—	10	10
Deferred taxes on Algeria contract renewal	—	—	—	—	—	—	(68)	3	—	(65)
Preferred stock redemption premium	—	—	—	—	—	(80)	(65)	(42)	—	(187)
Total	$2,549	$315	$81	$127	$3,072	$(86)	$(56)	$22	$319	$199

(a) Included charges and derivative gains (losses) from income from equity investments and other

SCHEDULE 3
Occidental Petroleum Corporation
Segment Results Before Tax Allocations
(amounts in millions, except per share and effective tax rate amounts)

	2022					2023
Reported Income	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$2,546	$3,322	$2,646	$1,925	$10,439	$1,371	$699	$1,627	$1,125	$4,822
International	377	798	746	659	2,580	371	462	467	559	1,859
Exploration	(25)	(26)	(47)	(118)	(216)	(102)	(102)	(125)	(112)	(441)
Total Oil & Gas	2,898	4,094	3,345	2,466	12,803	1,640	1,059	1,969	1,572	6,240
Chemical	671	800	580	457	2,508	472	436	373	250	1,531
Midstream & Marketing	(50)	264	104	(45)	273	2	(30)	(130)	182	24
Segment income	3,519	5,158	4,029	2,878	15,584	2,114	1,465	2,212	2,004	7,795
Corporate
Interest	(371)	(114)	(285)	(260)	(1,030)	(238)	(230)	(230)	(247)	(945)
Other	(65)	(58)	(96)	(218)	(437)	(142)	92	(173)	(198)	(421)
Income before taxes	3,083	4,986	3,648	2,400	14,117	1,734	1,327	1,809	1,559	6,429
Taxes
Federal and state	2,037	(916)	(599)	(274)	248	(300)	(203)	(322)	(150)	(975)
International	(244)	(315)	(303)	(199)	(1,061)	(171)	(264)	(112)	(211)	(758)
Net income	4,876	3,755	2,746	1,927	13,304	1,263	860	1,375	1,198	4,696
Less: Preferred stock dividends and redemption premiums	(200)	(200)	(200)	(200)	(800)	(280)	(255)	(219)	(169)	(923)
Net income attributable to common stockholders	$4,676	$3,555	$2,546	$1,727	$12,504	$983	$605	$1,156	$1,029	$3,773
Reported diluted income per share	$4.65	$3.47	$2.52	$1.74	$12.40	$1.00	$0.63	$1.20	$1.08	$3.90
Effective Tax Rate	(58)%	25%	25%	20%	6%	27%	35%	24%	23%	27%

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$125	$12	$10	$1	$148	$26	$(209)	$142	$—	$(41)
International	—	10	—	45	55	—	—	—	25	25
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	125	22	10	46	203	26	(209)	142	25	(16)
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(198)	96	(22)	(37)	(161)	(34)	48	(64)	290	240
Segment income (loss)	(73)	118	(12)	9	42	(8)	(161)	78	315	224
Corporate
Interest	(18)	179	(18)	6	149	—	—	—	—	—
Other	70	92	66	(22)	206	—	260	—	(6)	254
Income (loss) before taxes	(21)	389	36	(7)	397	(8)	99	78	309	478
Taxes
Federal and state	2,570	(70)	45	133	2,678	2	(22)	(17)	10	(27)
International	—	(4)	—	1	(3)	—	(68)	3	—	(65)
Net income (loss)	2,549	315	81	127	3,072	(6)	9	64	319	386
Less: Preferred stock redemption premiums	—	—	—	—	—	(80)	(65)	(42)	—	(187)
Net income (loss) attributable to common stockholders	$2,549	$315	$81	$127	$3,072	$(86)	$(56)	$22	$319	$199

Adjusted Income (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$2,421	$3,310	$2,636	$1,924	$10,291	$1,345	$908	$1,485	$1,125	$4,863
International	377	788	746	614	2,525	371	462	467	534	1,834
Exploration	(25)	(26)	(47)	(118)	(216)	(102)	(102)	(125)	(112)	(441)
Total Oil & Gas	2,773	4,072	3,335	2,420	12,600	1,614	1,268	1,827	1,547	6,256
Chemical	671	800	580	457	2,508	472	436	373	250	1,531
Midstream & Marketing	148	168	126	(8)	434	36	(78)	(66)	(108)	(216)
Adjusted segment income	3,592	5,040	4,041	2,869	15,542	2,122	1,626	2,134	1,689	7,571
Corporate
Interest	(353)	(293)	(267)	(266)	(1,179)	(238)	(230)	(230)	(247)	(945)
Other	(135)	(150)	(162)	(196)	(643)	(142)	(168)	(173)	(192)	(675)
Adjusted income before taxes	3,104	4,597	3,612	2,407	13,720	1,742	1,228	1,731	1,250	5,951
Taxes
Federal and state	(533)	(846)	(644)	(407)	(2,430)	(302)	(181)	(305)	(160)	(948)
International	(244)	(311)	(303)	(200)	(1,058)	(171)	(196)	(115)	(211)	(693)
Adjusted income	2,327	3,440	2,665	1,800	10,232	1,269	851	1,311	879	4,310
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(190)	(177)	(169)	(736)
Adjusted income attributable to common stockholders	$2,127	$3,240	$2,465	$1,600	$9,432	$1,069	$661	$1,134	$710	$3,574
Adjusted diluted earnings per share (Non-GAAP)	$2.12	$3.16	$2.44	$1.61	$9.35	$1.09	$0.68	$1.18	$0.74	$3.70
Effective Tax Rate	25%	25%	26%	25%	25%	27%	31%	24%	30%	28%
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 4
Occidental Petroleum Corporation
Segment Results After Tax Allocations
(Amounts in millions, except per share and effective tax rate amounts)

	2022					2023
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$1,986	$2,591	$2,065	$1,501	$8,143	$1,069	$545	$1,269	$877	$3,760
International	184	466	459	448	1,557	216	274	310	363	1,163
Exploration	(23)	(24)	(37)	(102)	(186)	(82)	(92)	(103)	(92)	(369)
Total Oil & Gas	2,147	3,033	2,487	1,847	9,514	1,203	727	1,476	1,148	4,554
Chemical	519	620	449	348	1,936	364	337	288	189	1,178
Midstream & Marketing	(70)	247	83	(25)	235	3	(13)	(94)	211	107
Segment income	2,596	3,900	3,019	2,170	11,685	1,570	1,051	1,670	1,548	5,839
Corporate
Interest	(367)	(114)	(285)	(260)	(1,026)	(238)	(230)	(230)	(247)	(945)
Other	(65)	(104)	(96)	(218)	(483)	(142)	92	(173)	(198)	(421)
Taxes	2,712	73	108	235	3,128	73	(53)	108	95	223
Net income	4,876	3,755	2,746	1,927	13,304	1,263	860	1,375	1,198	4,696
Less: Preferred stock dividends and redemption premiums	(200)	(200)	(200)	(200)	(800)	(280)	(255)	(219)	(169)	(923)
Net income attributable to common stockholders	$4,676	$3,555	$2,546	$1,727	$12,504	$983	$605	$1,156	$1,029	$3,773

Reported diluted income per share	$4.65	$3.47	$2.52	$1.74	$12.40	$1.00	$0.63	$1.20	$1.08	$3.90

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$98	$9	$8	$—	$115	$20	$(164)	$111	$—	$(33)
International	—	6	—	46	52	—	—	—	25	25
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	98	15	8	46	167	20	(164)	111	25	(8)
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(155)	75	(17)	(29)	(126)	(26)	37	(50)	288	249
Segment income (loss)	(57)	90	(9)	17	41	(6)	(127)	61	313	241
Corporate
Interest	(14)	140	(14)	5	117	—	—	—	—	—
Other	55	72	52	(18)	161	—	204	—	(4)	200
Taxes	2,565	13	52	123	2,753	—	(68)	3	10	(55)
Net income (loss)	2,549	315	81	127	3,072	(6)	9	64	319	386
Less: Preferred stock redemption premiums	—	—	—	—	—	(80)	(65)	(42)	—	(187)
Net income (loss) attributable to common stockholders	$2,549	$315	$81	$127	$3,072	$(86)	$(56)	$22	$319	$199

Adjusted Income (Loss) (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$1,888	$2,582	$2,057	$1,501	$8,028	$1,049	$709	$1,158	$877	$3,793
International	184	460	459	402	1,505	216	274	310	338	1,138
Exploration	(23)	(24)	(37)	(102)	(186)	(82)	(92)	(103)	(92)	(369)
Total Oil & Gas	2,049	3,018	2,479	1,801	9,347	1,183	891	1,365	1,123	4,562
Chemical	519	620	449	348	1,936	364	337	288	189	1,178
Midstream & Marketing	85	172	100	4	361	29	(50)	(44)	(77)	(142)
Segment income	2,653	3,810	3,028	2,153	11,644	1,576	1,178	1,609	1,235	5,598
Corporate
Interest	(353)	(254)	(271)	(265)	(1,143)	(238)	(230)	(230)	(247)	(945)
Other	(120)	(176)	(148)	(200)	(644)	(142)	(112)	(173)	(194)	(621)
Taxes	147	60	56	112	375	73	15	105	85	278
Adjusted income	2,327	3,440	2,665	1,800	10,232	1,269	851	1,311	879	4,310
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(190)	(177)	(169)	(736)
Adjusted income attributable to common stockholders	$2,127	$3,240	$2,465	$1,600	$9,432	$1,069	$661	$1,134	$710	$3,574

Adjusted diluted earnings per share (Non-GAAP)	$2.12	$3.16	$2.44	$1.61	$9.35	$1.09	$0.68	$1.18	$0.74	$3.70

Reconciliation - Diluted Earnings Per Share
Reported Diluted Earnings Per Share (GAAP)	$4.65	$3.47	$2.52	$1.74	$12.40	$1.00	$0.63	$1.20	$1.08	$3.90
After-Tax Adjustments for Items Affecting Comparability
Oil & Gas
Domestic	$0.09	$0.01	$0.01	$—	$0.11	$0.02	$(0.17)	$0.11	$—	$(0.03)
International	—	0.01	—	0.05	0.05	—	—	—	0.03	0.03
Exploration	—	—	—	—	—	—	—	—	—	—
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(0.16)	0.08	(0.02)	(0.03)	(0.13)	(0.03)	0.04	(0.05)	0.30	0.25
Corporate
Interest	(0.02)	0.14	(0.01)	0.01	0.12	—	—	—	—	—
Other	0.05	0.07	0.05	(0.02)	0.16	—	0.22	—	—	0.21
Taxes	2.57	—	0.05	0.12	2.74	—	(0.07)	—	0.01	(0.06)
Preferred stock redemption premiums	—	—	—	—	—	(0.08)	(0.07)	(0.04)	—	(0.19)
Total After-Tax Adjustments for Items Affecting Comparability	$2.53	$0.31	$0.08	$0.13	$3.05	$(0.09)	$(0.05)	$0.02	$0.34	$0.21

Adjusted Diluted Earnings Per Share (Non-GAAP)	$2.12	$3.16	$2.44	$1.61	$9.35	$1.09	$0.68	$1.18	$0.74	$3.69

Average Diluted Shares Outstanding - Reported (millions)	997.7	1,018.3	1,002.5	990.5	1,002.0	975.3	958.8	958.2	950.1	960.9
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 5
Occidental Petroleum Corporation
Consolidated Condensed Statements of Operations
(amounts in millions, except per-share amounts)

	2022					2023
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
REVENUES AND OTHER INCOME
Net sales
Oil & Gas	$6,075	$7,696	$7,098	$6,296	$27,165	$5,325	$4,941	$5,594	$5,424	$21,284
Chemical	1,684	1,909	1,691	1,473	6,757	1,405	1,375	1,309	1,232	5,321
Midstream & Marketing	882	1,474	1,005	775	4,136	751	616	552	632	2,551
Eliminations	(292)	(403)	(404)	(325)	(1,424)	(256)	(230)	(297)	(116)	(899)
Total	8,349	10,676	9,390	8,219	36,634	7,225	6,702	7,158	7,172	28,257
Interest, dividends and other income	49	36	37	31	153	29	28	50	32	139
Gains on sale of assets and other, net	135	23	74	76	308	4	1	192	325	522
Total	8,533	10,735	9,501	8,326	37,095	7,258	6,731	7,400	7,529	28,918

COSTS AND OTHER DEDUCTIONS
Oil and gas lease operating expense	864	1,005	1,056	1,103	4,028	1,081	1,130	1,189	1,277	4,677
Transportation and gathering expense	347	364	378	386	1,475	384	375	363	359	1,481
Chemical and midstream costs of sales	818	835	835	785	3,273	745	791	682	898	3,116
Purchased commodities	811	1,031	785	660	3,287	498	490	520	501	2,009
Selling, general and administrative	196	244	247	258	945	241	277	258	307	1,083
Other operating and non-operating expense	299	291	319	362	1,271	308	10	328	438	1,084
Taxes other than on income	335	426	427	360	1,548	306	266	290	225	1,087
Depreciation, depletion and amortization	1,643	1,728	1,736	1,819	6,926	1,721	1,709	1,712	1,723	6,865
Asset impairments and other charges	—	—	—	—	—	—	209	—	—	209
Acquisition-related costs	65	13	4	7	89	—	—	—	26	26
Exploration expense	25	26	47	118	216	102	102	125	112	441
Interest and debt expense, net	371	114	285	260	1,030	238	230	230	247	945
Total	5,774	6,077	6,119	6,118	24,088	5,624	5,589	5,697	6,113	23,023
INCOME BEFORE INCOME TAXES AND OTHER ITEMS	2,759	4,658	3,382	2,208	13,007	1,634	1,142	1,703	1,416	5,895
OTHER ITEMS
Gains on interest rate swaps, net	135	127	70	(15)	317	—	—	—	—	—
Income from equity investments and other	189	201	196	207	793	100	185	106	143	534
Total	324	328	266	192	1,110	100	185	106	143	534
INCOME BEFORE INCOME TAXES	3,083	4,986	3,648	2,400	14,117	1,734	1,327	1,809	1,559	6,429
Income tax benefit (expense)	1,793	(1,231)	(902)	(473)	(813)	(471)	(467)	(434)	(361)	(1,733)
NET INCOME	4,876	3,755	2,746	1,927	13,304	1,263	860	1,375	1,198	4,696
Less: Preferred stock dividend and redemption premiums	(200)	(200)	(200)	(200)	(800)	(280)	(255)	(219)	(169)	(923)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,676	$3,555	$2,546	$1,727	$12,504	$983	$605	$1,156	$1,029	$3,773

EARNINGS PER SHARE
BASIC EARNINGS PER COMMON SHARE	$4.96	$3.76	$2.74	$1.90	$13.41	$1.08	$0.68	$1.30	$1.16	$4.22

DILUTED EARNINGS PER COMMON SHARE	$4.65	$3.47	$2.52	$1.74	$12.40	$1.00	$0.63	$1.20	$1.08	$3.90

DIVIDENDS PER COMMON SHARE	$0.13	$0.13	$0.13	$0.13	$0.52	$0.18	$0.18	$0.18	$0.18	$0.72

AVERAGE COMMON SHARES OUTSTANDING
BASIC	936.7	939.2	922.0	905.7	926.2	901.2	889.3	884.0	881.0	889.2
DILUTED	997.7	1,018.3	1,002.5	990.5	1,002.0	975.3	958.8	958.2	950.1	960.9

INCOME TAX BENEFIT (EXPENSE)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
CURRENT
Federal	$(215)	$(640)	$(297)	$(120)	$(1,272)	$(265)	$(181)	$(243)	$(182)	$(871)
State and local	(34)	(50)	(43)	22	(105)	(18)	(14)	(21)	(39)	(92)
International	(198)	(338)	(290)	(254)	(1,080)	(171)	(191)	(120)	(231)	(713)
Total	$(447)	$(1,028)	$(630)	$(352)	$(2,457)	$(454)	$(386)	$(384)	$(452)	$(1,676)
DEFERRED
Federal	$2,213	$(231)	$(264)	$(149)	$1,569	$(14)	$(5)	$(56)	$38	$(37)
State and local	73	5	5	(26)	57	(3)	(3)	(2)	33	25
International	(46)	23	(13)	54	18	—	(73)	8	20	(45)
Total	$2,240	$(203)	$(272)	$(121)	$1,644	$(17)	$(81)	$(50)	$91	$(57)
TOTAL INCOME TAX BENEFIT (EXPENSE)	$1,793	$(1,231)	$(902)	$(473)	$(813)	$(471)	$(467)	$(434)	$(361)	$(1,733)

SCHEDULE 6
Occidental Petroleum Corporation
Consolidated Condensed Balance Sheets
(amounts in millions)

	2022				2023
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
CURRENT ASSETS
Cash and cash equivalents	$1,909	$1,362	$1,233	$984	$1,165	$486	$611	$1,426
Trade receivables, net	5,434	6,350	4,046	4,281	3,272	2,850	3,674	3,195
Inventories	1,406	1,564	1,937	2,059	2,311	2,021	1,975	2,022
Other current assets	1,309	1,132	1,533	1,562	1,394	2,097	2,006	1,732
Total current assets	10,058	10,408	8,749	8,886	8,142	7,454	8,266	8,375

INVESTMENTS IN UNCONSOLIDATED ENTITIES	3,015	3,328	3,156	3,176	3,161	3,431	3,320	3,224

PROPERTY, PLANT AND EQUIPMENT
Gross property, plant and equipment	117,542	118,301	119,454	120,734	122,126	123,891	124,941	126,811
Accumulated depreciation, depletion and amortization	(58,313)	(59,728)	(61,183)	(62,350)	(63,957)	(65,550)	(66,671)	(68,282)
Net property, plant and equipment	59,229	58,573	58,271	58,384	58,169	58,341	58,270	58,529

OPERATING LEASE ASSETS	689	721	825	903	852	827	854	1,130
OTHER LONG-TERM ASSETS	1,231	1,191	1,143	1,260	1,276	1,146	1,117	2,750
TOTAL ASSETS	$74,222	$74,221	$72,144	$72,609	$71,600	$71,199	$71,827	$74,008

CURRENT LIABILITIES
Current maturities of long-term debt	$507	$459	$546	$165	$139	$158	$1,224	$1,202
Preferred stock redemption payable	—	—	—	—	712	304	—	—
Current operating lease liabilities	173	178	248	273	287	284	312	446
Accounts payable	4,664	5,197	3,715	4,029	3,514	3,557	3,908	3,646
Accrued liabilities	3,356	3,896	3,426	3,290	2,788	3,153	3,497	3,854
Total current liabilities	8,700	9,730	7,935	7,757	7,440	7,456	8,941	9,148

LONG-TERM DEBT, NET	25,865	21,743	20,478	19,670	19,645	19,669	18,597	18,536

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	4,806	5,020	5,304	5,512	5,527	5,605	5,666	5,764
Asset retirement obligations	3,634	3,600	3,553	3,636	3,618	3,667	3,636	3,882
Pension and postretirement obligations	1,541	1,513	1,427	1,055	977	978	910	931
Environmental remediation liabilities	933	918	893	905	890	867	860	889
Operating lease liabilities	558	589	616	657	595	576	577	727
Other	3,278	3,278	3,218	3,332	3,349	3,270	3,328	3,782
Total deferred credits and other liabilities	14,750	14,918	15,011	15,097	14,956	14,963	14,977	15,975
EQUITY
Preferred stock, $1.00 per share par value	9,762	9,762	9,762	9,762	9,130	8,621	8,287	8,287
Common stock, $0.20 per share par value	217	218	220	220	221	221	221	222
Treasury stock	(10,709)	(11,391)	(13,192)	(13,772)	(14,524)	(14,958)	(15,573)	(15,582)
Additional paid-in capital	16,785	16,914	17,129	17,181	17,159	17,218	17,326	17,422
Retained earnings	9,032	12,462	14,888	16,499	17,318	17,762	18,758	19,626
Accumulated other comprehensive income (loss)	(180)	(135)	(87)	195	255	247	293	275
Total stockholder's equity	24,907	27,830	28,720	30,085	29,559	29,111	29,312	30,250
Noncontrolling interest	—	—	—	—	—	—	—	99
Total equity	$24,907	$27,830	$28,720	$30,085	$29,559	$29,111	$29,312	$30,349

TOTAL LIABILITIES AND EQUITY	$74,222	$74,221	$72,144	$72,609	$71,600	$71,199	$71,827	$74,008

SCHEDULE 7
Occidental Petroleum Corporation
Consolidated Condensed Statements of Cash Flows and Detail of CAPEX and DD&A
(amounts in millions)

	2022					2023
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
OPERATING CASH FLOW
Net income	$4,876	$3,755	$2,746	$1,927	$13,304	$1,263	$860	$1,375	$1,198	$4,696
Depreciation, depletion and amortization (see detail below)	1,643	1,728	1,736	1,819	6,926	1,721	1,709	1,712	1,723	6,865
Deferred income tax provision (benefit)	(2,240)	203	272	121	(1,644)	17	81	50	(91)	57
Asset impairments and other non-cash charges, net	(101)	(538)	(54)	242	(451)	152	1	202	(325)	30
Operating cash flow before working capital (Non-GAAP) (see below) (a)	4,178	5,148	4,700	4,109	18,135	3,153	2,651	3,339	2,505	11,648
Working capital changes	(939)	181	(433)	(134)	(1,325)	(283)	419	(210)	734	660
Operating cash flow (GAAP)	3,239	5,329	4,267	3,975	16,810	2,870	3,070	3,129	3,239	12,308

INVESTING CASH FLOW
Capital expenditures (see detail below)	(858)	(972)	(1,147)	(1,520)	(4,497)	(1,461)	(1,646)	(1,619)	(1,544)	(6,270)
Payments for purchases of assets and businesses	(29)	(280)	(157)	(524)	(990)	(151)	11	(80)	(493)	(713)
Sales of assets, net	267	57	238	22	584	54	26	325	43	448
Changes in capital accrual	(39)	(29)	70	145	147	(20)	25	(53)	73	25
Other investing activities	(3)	(69)	(23)	(21)	(116)	(20)	(355)	(47)	(48)	(470)
Investing cash flow	(662)	(1,293)	(1,019)	(1,898)	(4,872)	(1,598)	(1,939)	(1,474)	(1,969)	(6,980)

FINANCING CASH FLOW
Cash dividends paid	(216)	(323)	(324)	(321)	(1,184)	(320)	(368)	(347)	(330)	(1,365)
Preferred stock redemption	—	—	—	—	—	—	(982)	(679)	—	(1,661)
Purchases of treasury stock	(36)	(532)	(1,899)	(632)	(3,099)	(732)	(445)	(434)	(187)	(1,798)
Payments of debt	(3,259)	(3,849)	(1,217)	(1,159)	(9,484)	(22)	—	—	—	(22)
Other financing activities	82	118	70	(218)	52	(6)	(21)	(79)	62	(44)
Financing cash flow	(3,429)	(4,586)	(3,370)	(2,330)	(13,715)	(1,080)	(1,816)	(1,539)	(455)	(4,890)

Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	(852)	(550)	(122)	(253)	(1,777)	192	(685)	116	815	438
Cash and cash equivalents and restricted cash and restricted cash equivalents - beginning of period	2,803	1,951	1,401	1,279	2,803	1,026	1,218	533	649	1,026
Cash and cash equivalents and restricted cash and cash equivalents - end of period	$1,951	$1,401	$1,279	$1,026	$1,026	$1,218	$533	$649	$1,464	$1,464

Capital Expenditures	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas	$(753)	$(849)	$(1,000)	$(1,242)	$(3,844)	$(1,256)	$(1,360)	$(1,321)	$(1,023)	$(4,960)
Chemical	(37)	(62)	(68)	(155)	(322)	(56)	(123)	(111)	(245)	(535)
Midstream & Marketing	(62)	(47)	(69)	(90)	(268)	(136)	(141)	(151)	(228)	(656)
Corporate	(6)	(14)	(10)	(33)	(63)	(13)	(22)	(36)	(48)	(119)
Total Capital Expenditures (GAAP)	$(858)	$(972)	$(1,147)	$(1,520)	$(4,497)	$(1,461)	$(1,646)	$(1,619)	$(1,544)	$(6,270)
Contributions from noncontrolling interest	—	—	—	—	—	—	—	—	98	98
Capital Expenditures, Net of Noncontrolling Interest (Non-GAAP)	$(858)	$(972)	$(1,147)	$(1,520)	$(4,497)	$(1,461)	$(1,646)	$(1,619)	$(1,446)	$(6,172)

Depreciation, Depletion and Amortization	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
United States	$1,347	$1,403	$1,406	$1,452	$5,608	$1,390	$1,371	$1,393	$1,405	$5,559
International	117	143	145	166	571	140	152	132	129	553
Chemical	88	89	90	103	370	88	89	89	90	356
Midstream & Marketing	82	83	82	81	328	83	81	81	81	326
Corporate	9	10	13	17	49	20	16	17	18	71
Total Depreciation, Depletion and Amortization	$1,643	$1,728	$1,736	$1,819	$6,926	$1,721	$1,709	$1,712	$1,723	$6,865

Free Cash Flow Before Working Capital (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Operating cash flow (GAAP)	$3,239	$5,329	$4,267	$3,975	$16,810	$2,870	$3,070	$3,129	$3,239	$12,308
Plus: Working capital and other, net	939	(181)	433	134	1,325	283	(419)	210	(734)	(660)
Operating cash flow before working capital (Non-GAAP)	4,178	5,148	4,700	4,109	18,135	3,153	2,651	3,339	2,505	11,648
Less: Capital expenditures, net of noncontrolling interest (Non-GAAP)	(858)	(972)	(1,147)	(1,520)	(4,497)	(1,461)	(1,646)	(1,619)	(1,446)	(6,172)
Free Cash Flow Before Working Capital (Non-GAAP)	$3,320	$4,176	$3,553	$2,589	$13,638	$1,692	$1,005	$1,720	$1,059	$5,476

(a) Non-GAAP Measures. Operating cash flow before working capital, capital expenditures, net of noncontrolling interest and free cash flow are non-GAAP measures. Occidental defines operating cash flow before working capital as operating cash flow less working capital. Capital expenditures, net of noncontrolling interest is defined as capital expenditures less contributions from noncontrolling interest. Free cash flow is defined as operating cash flow before working capital less capital expenditures, net of noncontrolling interest. These non-GAAP measures are not meant to disassociate those items from management's performance, but rather are meant to provide useful information to investors interested in comparing Occidental's performance between periods. Reported operating cash flow and capital expenditures are considered representative of management's performance over the long term, and operating cash flow before working capital, capital expenditures, net of noncontrolling interest and free cash flow are not considered to be alternatives to reported operating cash flow and capital expenditures in accordance with GAAP.

SCHEDULE 8
Occidental Petroleum Corporation
Oil & Gas Net Production Volumes Per Day by Geographical Locations
TOTAL REPORTED PRODUCTION

	2022					2023
REPORTED NET MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
United States
Permian	472	493	523	565	513	579	582	588	588	584
Rockies & Other Domestic	286	279	270	272	277	264	273	263	285	271
Gulf of Mexico	138	147	151	150	147	171	135	146	127	145
Total	896	919	944	987	937	1,014	990	997	1,000	1,000

International
Algeria & Other International	36	53	52	48	47	41	34	30	38	35
Al Hosn	45	76	84	86	73	61	88	88	92	83
Dolphin	34	37	38	39	37	36	39	39	40	39
Oman	68	62	62	67	65	68	67	66	64	66
Total	183	228	236	240	222	206	228	223	234	223

TOTAL REPORTED PRODUCTION	1,079	1,147	1,180	1,227	1,159	1,220	1,218	1,220	1,234	1,223

REPORTED NET PRODUCTION
VOLUMES PER DAY BY COMMODITY:
United States
Oil (MBBL)
Permian	280	291	303	337	303	337	333	339	338	337
Rockies & Other Domestic	89	82	79	79	82	73	76	72	87	77
Gulf of Mexico	114	122	126	126	122	141	112	123	105	120
Total	483	495	508	542	507	551	521	534	530	534
NGL (MBBL)
Permian	108	114	126	130	119	136	141	145	138	140
Rockies & Other Domestic	92	100	96	97	97	94	100	97	98	97
Gulf of Mexico	10	11	11	11	11	13	10	10	10	11
Total	210	225	233	238	227	243	251	252	246	248
Natural Gas (MMCF)
Permian	504	528	561	590	545	637	646	625	674	644
Rockies & Other Domestic	632	582	572	575	590	583	586	565	600	584
Gulf of Mexico	83	81	84	79	81	99	78	77	72	81
Total	1,219	1,191	1,217	1,244	1,216	1,319	1,310	1,267	1,346	1,309

International
Oil (MBBL)
Algeria and Other International	33	47	44	41	42	34	28	25	32	29
Al Hosn	8	13	14	14	12	10	15	15	16	14
Dolphin	5	6	6	6	6	6	6	6	6	6
Oman	57	50	50	56	53	58	58	57	54	57
Total	103	116	114	117	113	108	107	103	108	106
NGL (MBBL)
Algeria and Other International	1	4	5	5	4	4	3	2	3	3
Al Hosn	14	23	26	27	23	18	25	26	27	24
Dolphin	7	8	8	8	7	7	8	8	8	8
Total	22	35	39	40	34	29	36	36	38	35
Natural Gas (MMCF)
Algeria and Other International	10	13	15	14	13	15	15	15	15	15
Al Hosn	139	237	265	268	227	196	289	284	295	267
Dolphin	130	141	146	148	142	140	152	149	156	151
Oman	69	71	70	68	69	62	53	53	60	56
Total	348	462	496	498	451	413	509	501	526	489

SCHEDULE 9
Occidental Petroleum Corporation
Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographical Locations

	2022					2023
NET SALES MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

United States	896	919	944	987	937	1,014	990	997	1,000	1,000

International
Algeria and Other International	36	51	53	51	48	36	36	30	36	35
Al Hosn	46	76	84	85	73	61	88	88	92	82
Dolphin	33	37	38	39	37	35	39	40	40	39
Oman	63	67	60	68	64	68	69	67	62	66
Total	178	231	235	243	222	200	232	225	230	222

TOTAL REPORTED SALES	1,074	1,150	1,179	1,230	1,159	1,214	1,222	1,222	1,230	1,222

REALIZED PRICES
United States
Oil ($/BBL)	$93.23	$108.64	$93.43	$82.41	$94.12	$73.63	$72.70	$81.36	$77.91	$76.42
NGL ($/BBL)	$40.60	$42.80	$35.04	$25.43	$35.69	$23.39	$17.80	$20.22	$19.50	$20.19
Natural Gas ($/MCF)	$4.17	$6.25	$7.06	$4.45	$5.48	$3.01	$1.36	$1.92	$1.88	$2.04

International
Oil ($/BBL)	$85.42	$103.99	$101.46	$89.23	$95.46	$77.42	$77.76	$77.32	$83.64	$79.03
NGL ($/BBL)	$30.44	$36.92	$36.32	$31.69	$34.09	$32.98	$28.45	$26.59	$30.18	$29.35
Natural Gas ($/MCF)	$1.85	$1.89	$1.92	$1.89	$1.89	$1.95	$1.88	$1.87	$1.85	$1.88

Total Worldwide
Oil ($/BBL)	$91.91	$107.72	$94.89	$83.64	$94.36	$74.22	$73.59	$80.70	$78.85	$76.85
NGL ($/BBL)	$39.61	$42.04	$35.22	$26.35	$35.48	$24.41	$19.08	$21.04	$20.93	$21.32
Natural Gas ($/MCF)	$3.66	$5.03	$5.57	$3.72	$4.51	$2.76	$1.50	$1.90	$1.88	$2.00

Index Prices
WTI Oil ($/BBL)	$94.29	$108.41	$91.55	$82.65	$94.23	$76.13	$73.83	$82.26	$78.32	$77.64
Brent Oil ($/BBL)	$97.36	$111.69	$97.59	$88.68	$98.83	$82.20	$78.02	$86.08	$82.69	$82.25
NYMEX Natural Gas ($/MCF)	$4.16	$6.62	$7.86	$6.76	$6.35	$3.88	$2.30	$2.59	$2.97	$2.94

Percentage of Index Prices
Worldwide Oil as a percentage of WTI	97%	99%	104%	101%	100%	97%	100%	98%	101%	99%
Worldwide Oil as a percentage of Brent	94%	96%	97%	94%	95%	90%	94%	94%	95%	93%
Worldwide NGL as a percentage of WTI	42%	39%	38%	32%	38%	32%	26%	26%	27%	27%
Worldwide NGL as a percentage of Brent	41%	38%	36%	30%	36%	30%	24%	24%	25%	26%
Domestic Natural Gas as a percentage of NYMEX	100%	94%	90%	66%	86%	78%	59%	74%	63%	69%

SCHEDULE 10
Occidental Petroleum Corporation
Oil & Gas Metrics

	2022					2023
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

Lease operating expenses ($/BOE)
United States	$7.82	$8.99	$9.41	$9.36	$8.92	$9.23	$9.79	$10.20	$10.96	$10.05
International	$14.53	$12.05	$11.08	$11.29	$12.07	$13.24	$11.72	$12.21	$12.73	$12.45
Total Oil and Gas	$8.94	$9.60	$9.74	$9.74	$9.52	$9.89	$10.16	$10.57	$11.29	$10.48

Transportation costs ($/BOE)
United States	$3.87	$3.90	$3.90	$3.82	$3.87	$3.81	$3.75	$3.74	$3.68	$3.74
Total Oil and Gas	$3.38	$3.28	$3.30	$3.23	$3.29	$3.33	$3.18	$3.19	$3.10	$3.20

Taxes other than on income ($/BOE)
United States	$3.43	$3.97	$3.97	$3.11	$3.61	$2.63	$2.59	$2.97	$2.32	$2.63
Total Oil and Gas	$3.43	$4.05	$3.90	$3.15	$3.63	$2.71	$2.53	$2.47	$1.94	$2.41

DD&A expense ($/BOE)
United States	$16.71	$16.79	$16.17	$15.99	$16.40	$15.24	$15.21	$15.18	$15.26	$15.22
International	$7.32	$6.75	$6.75	$7.44	$7.05	$7.77	$7.18	$6.38	$6.13	$6.83
Total Oil and Gas	$15.15	$14.77	$14.30	$14.30	$14.61	$14.00	$13.69	$13.56	$13.56	$13.70

G&A and other operating expenses ($/BOE)	$3.05	$2.67	$3.03	$2.77	$2.88	$2.80	$2.48	$2.58	$3.35	$2.81

Exploration Expense ($ millions)
United States	$9	$10	$23	$71	$113	$90	$45	$99	$89	$323
International	16	16	24	47	103	12	57	26	23	118
Total Exploration Expense	$25	$26	$47	$118	$216	$102	$102	$125	$112	$441

Capital Expenditures ($ millions)
Permian	$(381)	$(471)	$(629)	$(769)	$(2,250)	$(665)	$(778)	$(678)	$(450)	$(2,571)
Rockies & Other Domestic	(87)	(115)	(107)	(117)	(426)	(138)	(199)	(209)	(198)	(744)
Gulf of Mexico	(120)	(86)	(93)	(107)	(406)	(110)	(89)	(110)	(91)	(400)
International	(108)	(108)	(99)	(124)	(439)	(138)	(128)	(109)	(120)	(495)
Exploration Drilling	(57)	(69)	(72)	(125)	(323)	(205)	(166)	(215)	(164)	(750)
Total Oil and Gas	$(753)	$(849)	$(1,000)	$(1,242)	$(3,844)	$(1,256)	$(1,360)	$(1,321)	$(1,023)	$(4,960)

SCHEDULE 11
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - Worldwide

WORLDWIDE		2023	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		303	282
Price and other revisions	(A)	103	288
Improved Recovery		23	44
Extensions and Discoveries		153	158
Total Organic	(B)	582	772
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	479	484

Purchases		31	28
Sales	(D)	(2)	(11)
Total Reserve Additions	(E)	611	789

Production	(F)	446	432

Costs Incurred ($ millions)
Property acquisition costs	(G)	$543	$653

Exploration costs		893	546
Development costs		4,500	3,374
Total Organic Costs	(H)	5,393	3,920

Total Costs Incurred	(I)=(G)+(H)	$5,936	$4,573

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$9.27	$5.08
Program Additions	(H)/(C)	$11.26	$8.10
All-In	(I)/[(E)-(D)]	$9.68	$5.72

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	130%	179%
Program Additions	(C)/(F)	107%	112%
All-In	(E)/(F)	137%	183%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic is F&D Costs – All-In excludes both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In excludes purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.

SCHEDULE 12
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - United States Only

UNITED STATES		2023	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		277	273
Price and other revisions	(A)	35	265
Improved Recovery		9	31
Extensions and Discoveries		149	153
Total Organic	(B)	470	722
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	435	457

Purchases		31	28
Sales	(D)	(2)	(11)
Total Reserve Additions	(E)	499	739

Production	(F)	365	349

Costs Incurred ($ millions)
Property acquisition costs	(G)	$255	$556

Exploration costs		743	390
Development costs		3,957	2,930
Total Organic Costs	(H)	4,700	3,320

Total Costs Incurred	(I)=(G)+(H)	$4,955	$3,876

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$10.00	$4.60
Program Additions	(H)/(C)	$10.80	$7.26
All-In	(I)/[(E)-(D)]	$9.89	$5.17

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	129%	207%
Program Additions	(C)/(F)	119%	131%
All-In	(E)/(F)	137%	212%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs– All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic is F&D Costs – All-In excludes both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In excludes purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.

SCHEDULE 13
Occidental Petroleum Corporation
Total Proved Reserves

	United
In millions of barrels of oil equivalent (MMBOE) (a)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2020	1,936	975	2,911
Revisions of previous estimates	821	8	829
Improved recovery	7	13	20
Extensions and discoveries	144	1	145
Purchases of proved reserves	44	—	44
Sales of proved reserves	(11)	—	(11)
Production	(341)	(85)	(426)
Balance at December 31, 2021	2,600	912	3,512
Revisions of previous estimates	481	(7)	474
Improved recovery	78	11	89
Extensions and discoveries	166	10	176
Purchases of proved reserves	10	—	10
Sales of proved reserves	(21)	—	(21)
Production	(342)	(81)	(423)
Balance at December 31, 2022	2,972	845	3,817
Revisions of previous estimates	314	92	406
Improved recovery	9	14	23
Extensions and discoveries	149	4	153
Purchases of proved reserves	31	—	31
Sales of proved reserves	(2)	—	(2)
Production	(365)	(81)	(446)
Balance at December 31, 2023	3,108	874	3,982

Proved Developed Reserves
December 31, 2020	1,569	697	2,266
December 31, 2021	2,012	635	2,647
December 31, 2022	2,112	586	2,698
December 31, 2023	2,117	633	2,750
Proved Undeveloped Reserves
December 31, 2020	367	278	645
December 31, 2021	588	277	865
December 31, 2022	860	259	1,119
December 31, 2023	991	241	1,232

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

SCHEDULE 14
Occidental Petroleum Corporation
Proved Oil Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2020	1,144	331	1,475
Revisions of previous estimates	382	4	386
Improved recovery	6	13	19
Extensions and discoveries	88	1	89
Purchases of proved reserves	33	—	33
Sales of proved reserves	(5)	—	(5)
Production	(182)	(44)	(226)
Balance at December 31, 2021	1,466	305	1,771
Revisions of previous estimates	215	(5)	210
Improved recovery	57	9	66
Extensions and discoveries	89	6	95
Purchases of proved reserves	7	—	7
Sales of proved reserves	(10)	—	(10)
Production	(185)	(41)	(226)
Balance at December 31, 2022	1,639	274	1,913
Revisions of previous estimates	77	91	168
Improved recovery	7	11	18
Extensions and discoveries	59	3	62
Purchases of proved reserves	14	—	14
Sales of proved reserves	(1)	—	(1)
Production	(195)	(39)	(234)
Balance at December 31, 2023	1,600	340	1,940

Proved Developed Reserves
December 31, 2020	917	251	1,168
December 31, 2021	1,140	226	1,366
December 31, 2022	1,208	200	1,408
December 31, 2023	1,140	258	1,398
Proved Undeveloped Reserves
December 31, 2020	227	80	307
December 31, 2021	326	79	405
December 31, 2022	431	74	505
December 31, 2023	460	82	542

SCHEDULE 15
Occidental Petroleum Corporation
Proved NGL Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2020	384	215	599
Revisions of previous estimates	227	(1)	226
Improved recovery	—	—	—
Extensions and discoveries	27	—	27
Purchases of proved reserves	7	—	7
Sales of proved reserves	(2)	—	(2)
Production	(79)	(12)	(91)
Balance at December 31, 2021	564	202	766
Revisions of previous estimates	126	2	128
Improved recovery	13	—	13
Extensions and discoveries	36	—	36
Purchases of proved reserves	2	—	2
Sales of proved reserves	(4)	—	(4)
Production	(83)	(12)	(95)
Balance at December 31, 2022	654	192	846
Revisions of previous estimates	183	2	185
Improved recovery	2	—	2
Extensions and discoveries	45	—	45
Purchases of proved reserves	9	—	9
Sales of proved reserves	(1)	—	(1)
Production	(90)	(13)	(103)
Balance at December 31, 2023	802	181	983

Proved Developed Reserves
December 31, 2020	314	138	452
December 31, 2021	433	125	558
December 31, 2022	444	120	564
December 31, 2023	515	124	639
Proved Undeveloped Reserves
December 31, 2020	70	77	147
December 31, 2021	131	77	208
December 31, 2022	210	72	282
December 31, 2023	287	57	344

SCHEDULE 16
Occidental Petroleum Corporation
Proved Natural Gas Reserves

	United
In billions of cubic feet (Bcf)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2020	2,446	2,573	5,019
Revisions of previous estimates	1,274	27	1,301
Improved recovery	3	3	6
Extensions and discoveries	176	—	176
Purchases of proved reserves	22	—	22
Sales of proved reserves	(25)	—	(25)
Production	(477)	(172)	(649)
Balance at December 31, 2021	3,419	2,431	5,850
Revisions of previous estimates	841	(30)	811
Improved recovery	51	17	68
Extensions and discoveries	244	23	267
Purchases of proved reserves	8	—	8
Sales of proved reserves	(45)	—	(45)
Production	(445)	(164)	(609)
Balance at December 31, 2022	4,073	2,277	6,350
Revisions of previous estimates	325	(6)	319
Improved recovery	1	17	18
Extensions and discoveries	268	5	273
Purchases of proved reserves	50	—	50
Sales of proved reserves	(2)	—	(2)
Production	(480)	(176)	(656)
Balance at December 31, 2023	4,235	2,117	6,352

Proved Developed Reserves
December 31, 2020	2,028	1,846	3,874
December 31, 2021	2,632	1,705	4,337
December 31, 2022	2,761	1,597	4,358
December 31, 2023	2,770	1,507	4,277
Proved Undeveloped Reserves
December 31, 2020	418	727	1,145
December 31, 2021	787	726	1,513
December 31, 2022	1,312	680	1,992
December 31, 2023	1,465	610	2,075

SCHEDULE 17
Occidental Petroleum Corporation
Costs Incurred

	United
Amounts in millions	States	International	Total
FOR THE YEAR ENDED DECEMBER 31, 2023
Property acquisition costs (a)	$255	$288	$543
Exploration costs	743	150	893
Development costs	3,957	543	4,500
Costs Incurred	$4,955	$981	$5,936
FOR THE YEAR ENDED DECEMBER 31, 2022
Property acquisition costs (a)	$984	$3	$987
Exploration costs	279	175	454
Development costs	3,083	423	3,506
Costs Incurred	$4,346	$601	$4,947
FOR THE YEAR ENDED DECEMBER 31, 2021
Property acquisition costs	$429	$1	$430
Exploration costs	147	143	290
Development costs	1,749	366	2,115
Costs Incurred	$2,325	$510	$2,835

(a) Included approximately $120 million and $340 million related to non-monetary exchanges for the twelve months ended December 31, 2023 and 2022, respectively.